UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

The disclosures under the headings “Fourth Quarter 2016 Preliminary Results,” “Fourth Quarter 2016 Sales Trend Detail,” and “Fourth Quarter 2016 Operating Margin and Net Income” in Item 8.01. below are incorporated by reference into this Item 2.02.

Item 8.01.Other Events.

Chipotle Mexican Grill, Inc. is filing this report to provide preliminary financial and operating results for the fourth quarter 2016, as well as other recent developments.

Fourth Quarter 2016 Preliminary Results

For the fourth quarter 2016, we anticipate the following:

•	Sales revenue of $1.035 billion
•	Comparable restaurant sales decrease of 4.8%
•	Restaurant level operating margin to be approximately 13% to 14%
•	Pre-tax operating income to be approximately $30 million to $32 million
•	Quarterly tax rate of 47% to 53%; full year effective tax rate of 39% to 45%
•	Diluted earnings per share in the range of approximately $0.50 to $0.58

Fourth Quarter 2016 Sales Trend Detail

Comparable restaurant sales for the quarter decreased 4.8%, which includes the benefit of 0.5% related to previously deferred revenue that was recognized in the fourth quarter. Comparable restaurant sales decreased 20.2% in October 2016, decreased 1.4% in November 2016, and increased 14.7% in December 2016. Our sales comparisons are lapping an easier compare due to lower sales levels in November and December 2015.

Fourth Quarter 2016 Operating Margin and Net Income

We anticipate our restaurant-level operating margin for the fourth quarter 2016 to be in the 13% to 14% range. And we also expect pre-tax operating income of approximately $30 million to $32 million. During the quarter we incurred higher expenses compared to our originally-forecasted amounts in other operating costs, driven by increased promotional spend and costs related to testing television advertising. Our marketing and promotional expenses during the quarter totaled approximately 4.7% of sales. We also incurred higher food costs compared to our originally-forecasted amounts as a result of increased market costs for avocados.

We anticipate reporting diluted earnings per share of $0.50 to $0.58 per share. Final year-end accounting adjustments and related tax expenses may impact these estimates. We anticipate a higher annual effective tax rate for the full year 2016 of 39% to 45% due to higher state tax rates, not qualifying for the federal R&D tax credits in 2016, and non-deductible items on overall lower pre-tax operating income. The increase in our full year estimated tax rate has a magnified effect on our tax rate in the fourth quarter. We expect the 2017 effective tax rate to be lower than the 2016 effective tax rate.

Additional Stock Repurchase Authorization

This report is also filed to announce that Chipotle’s Board of Directors has authorized repurchases of Chipotle common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase is in addition to previously announced repurchase authorizations totaling $2.1 billion. As of January 10, 2017, the current remaining authorization is $200.0 million. The Board’s authorization of the repurchase program may be modified, suspended or discontinued at any time.

Forward-Looking Statements

Certain statements in this filing, including statements of expected comparable restaurant sales, certain expense items, restaurant-level operating margins, estimated tax rates and earnings per share results, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements.  The forward-looking statements in this filing are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changing consumer perceptions of our brand, including as a result of food-borne illness incidents, the impact of competition, including from sources outside the restaurant industry, decreased overall consumer spending, or our possible inability to increase menu prices or realize the benefits of menu price increases; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new restaurants and their impact on existing restaurant sales; the risk of food-borne illnesses and other health concerns about our food or dining out generally; increases in the cost of food ingredients and other key supplies, or higher food costs due to new supply chain protocols; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of market pressures, enhanced food safety procedures in our restaurants, or new regulatory requirements; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including possible governmental actions related to food-borne illness incidents, as well as class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; risks arising from senior management changes, including our return to having a single CEO, as well as our dependence on key personnel; risks related to our marketing and advertising strategies, including risks related to our Chiptopia rewards program and other promotional activities; risks regarding our ability to protect our brand and reputation; risks associated with our ability to effectively manage our growth; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on our website at chipotle.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

January 10, 2017	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer